EXH 99.1

FOR IMMEDIATE RELEASE

MARPAI ANNOUNCES PRELIMINARY UNAUDITED FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2023

Full Year Impact of Maestro Acquisition and Q4 Corrective Actions Driving Improvement

Tampa, March 6, 2024, Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an independent national Third-Party Administration (TPA) company transforming the $22 billion TPA market supporting self-funded employer health plans with affordable, intelligent, healthcare, today announced unaudited preliminary financial results for the fourth quarter and fiscal year 2023. In addition, the Company expects to report its full fourth quarter and fiscal year 2023 results following the close of market on March 26, 2024. The unaudited results in this press release are preliminary and subject to the completion of accounting and annual audit procedures and are therefore subject to adjustment. The Company expects to hold a webcast to discuss the results on March 27, 2024.

Financial Highlights:

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Net Revenues
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For the fourth quarter of 2023, net revenues were approximately $8.7 million, an improvement of nearly $1.1 million or approximately 14% higher from the fourth quarter of 2022.
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Full year 2023 net revenues were approximately $37.2 million, an improvement of nearly $12.8 million, or approximately 53% better than prior year.
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Operating Expenses
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For the fourth quarter of 2023, operating expenses were approximately $6.9 million, an improvement of approximately $4.9 million or 41% lower from the fourth quarter of 2022.
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Full year 2023 operating expense was approximately $39.6 million, approximately 107% of net revenues down from 140% of net revenues in the prior year.
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Operating Loss
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For the fourth quarter of 2023, operating loss was approximately $3.9 million or approximately $5.0 million better than the fourth quarter of 2022.
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Full Year 2023 operating loss was approximately $26.7 million, down slightly from the prior year.
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Goodwill Impairment
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The Company expects to take a $3.0 million non-cash goodwill impairment charge in the fourth quarter of 2023.

“The Company made significant progress with the execution of our previously announced short-term actions in the fourth quarter of 2024, while beginning to leverage the synergies of the Maestro acquisition,” said Damien Lamendola, Chief Executive Officer of Marpai. “We remain committed to operational and financial improvements as the Company delivers on our vision of saving money for our clients and improving the quality of healthcare for our members.”

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until the filing of our annual report on Form 10-K.

Webcast and Conference Call Information

EXH 99.1

Marpai expects to host a conference call and webcast on Wednesday, March 27, 2024, at 8:30 a.m. ET to answer questions about the Company's operational and financial highlights for its fourth quarter and year ended December 31, 2023.

Investors interested in listening to the conference call may do so by dialing (800)-836-8184 for domestic callers or +1-646-357-8785 for international callers, or via webcast: https://app.webinar.net/8OgAYdJmbd9

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a leading, national TPA company bringing value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses its preliminary unaudited financial results and its commitment to operational and financial improvements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations contact:
Steve Johnson

steve.johnson@marpaihealth.com

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